Exhibit 99

Florida East Coast Industries

On Our Way

Shareholder Meeting – June 1, 2006

We Are On Our Way
Forward-Looking Statements

This presentation and news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company’s present expectations or beliefs concerning future events. These statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “may”, and other expressions that indicate future events and trends. Such forward-looking statements may include, without limitation, statements concerning future capital needs and sources of such capital funding, statements concerning future intentions with respect to the payment of dividends, execution of a share repurchase program, and other potential capital distributions, ability to reinvest (tax deferred) sales proceeds into qualifying §1031 properties, future growth potential of the Company’s lines of business, performance of the Company’s product offerings, timing and ability to close on the Codina acquisition and related interests and other similar expressions concerning matters that are not historical facts, and projections relating to the Company’s financial results. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions (particularly in the state of Florida, the southeast US and the Caribbean) as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customers’ business cycles; ability to pass through fuel surcharges to customers; ability to add capacity to support increase in volume or maintain fluidity to railway; changes in the ability of the Company to complete its financing plans, changes in interest rates, the settlement of future contractual obligations as estimated in time and amount; changes in insurance markets; natural events such as weather conditions, hurricanes, floods, earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences, like hurricanes, that may affect construction or cause damage to assets; the ability of buyers to terminate contracts to purchase real estate from the Company prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of one or all parties to meet requirements, terms and conditions for closing; ability to complete transactions within a specified time frame; costs and availability of land and construction materials; buyers’ inability or unwillingness to close transactions, particularly where buyers only forfeit deposits upon failure to close; likely impact of interim or final orders related to mining activities in South Florida issued by courts or regulatory agencies including the United States District Court and the US Army Corps of Engineers; and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this presentation and news release, which speaks only as of its date.

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Company Snapshot*

•      Listed on NYSE: FLA

•       Market Capitalization $1.9B

•       Shares Outstanding: 35.2M

•      Current Stock Price: $53.44

•      Announced today a 17% increase in the quarterly dividend to $0.07 from $0.06

Florida East Coast Industries A Florida Railroad and Real Estate Company
• Regional freight railroad that operates 351 miles of main line track with the most direct route from Jacksonville to Miami and provides intermodal drayage services in the Southeast U.S.

•      Real estate development company that develops, owns manages, leases, acquires and sells commercial and industrial properties located in Florida, primarily Jacksonville, Orlando, Lakeland, Sunrise and Miami

*	Closing price at 5/30/06

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FECI Fundamental Business Drivers

•      Outstanding results in 2005

•      Track directly with Florida economy

•      Florida’s economic growth is among the most robust in the U.S.

•      Advantage is strategic location, which cannot be replicated today

•      Premier real estate and transportation company serving the most dynamic growth markets in Florida

•      Strong platform for growth

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FECI Fundamental Business Drivers • Dedicated and talented people • Strong culture and values • Continued Investment in our franchises • Discipline and operating philosophy

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Florida East Coast Railway Overview

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FECR Key Financial Data

2005 vs. 2004

•      Revenues increased 18%

•      Operating Profit increased 35%

•      2005 Operating Ratio of 73.2% compared to 76.4%

2006 Q1 vs. 2005 Q1

•      Revenues increased 19%

•      Operating Profit increased 26%

•      2006 Q1 Operating Ratio of 71.9% compared to 73.5%

2006 Outlook

•      Revenue growth of 9-14%

•      Operating Profit growth of 13-18%

•      Capital Expenditures of $48-$53M

FECR Historical Financials (in millions)

Lowest operating ratio of any railroad in the US

*	2006 Outlook excludes any recoveries to be received and any remaining expenses to be incurred during the balance of 2006 due to Hurricane Wilma

**	A reconciliation to the most comparable GAAP measure is provided on page 18

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FECR’s Accomplishments in 2005

•      Record operating results

•      Hurricane Recovery

•      Concluded negotiations on all collective bargaining agreements for all union employees

•      Recipient of the Wal-Mart Innovative Carrier of the Year Award

•      Initiated new safety program – Mr. Zero

•      Recipient of the 2005 Gold Harriman Award

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Investing for the Future Growth

•      Medley Wye & Medley Rock Yard

•      Four new locomotives

•      Improving asset utilization

•      Opened new Ft. Pierce intermodal facility in 2004 to handle additional volume and new business

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Flagler Development Company Overview

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Flagler Key Financial Data(1)

2005 vs. 2004

•      Rental & Services Revenues increased 26%

•      Rental Properties Operating Profit before Depreciation increased 25%

•      2006 Q1 vs. 2005 Q1

•      Rental & Services Revenues increased 14%

•      Rental Properties Operating Profit before Depreciation increased 9%

•      2006 Outlook

•      Rental & Services Revenue growth of 6-12%

•      Operating Profit before Depreciation growth of 4-9%

•      Capital Expenditures of $80 - $90 M

Flagler Historical Financials (in millions)

(1)	All data on this page reflects continuing operations.

(2)	A reconciliation to the most comparable GAAP measure is provided on page 18

(3)	2006 Outlook excludes any impact related to Hurricane Wilma, Codina and land acquisitions.

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Flagler has Exceptional Assets in Florida’s Strongest Markets

100% Owned Building Portfolio 64 office and industrial buildings Land Portfolio Approx. 2,540 Unentitled Acres (excl. FECR land) Entitlements 643 Acres / 10.1 million sq. ft.

NORTH FLORIDA PORTFOLIO:

Flagler Center

Deerwood North

Deerwood South

Gran Park at The Avenues duPont Center

The Office Centre at Southpoint

CENTRAL FLORIDA PORTFOLIO:

SouthPark Center

Lakeland Central Park

Lakeland Distribution Center

SOUTH FLORIDA PORTFOLIO:

Flagler Plaza

Sunrise Corporate Plaza I

Flagler Station Business Park

Doral Concourse

	12/31/04	12/31/05
No. of Buildings	60	64

No. of Sq. Ft.	6,607	7,392

No. of Sq. Ft. In Development	1,926	1,321

No. of Entitled Acres	740	643

No. of Unentitled Acres	2,000	2,540

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Flagler’s Accomplishments in 2005

• Improved operating results

• Maintained “functionally full” occupancy

Occupancy Rates	2004 Year End	2005 Year End
Overall	95%	95%

Same Store	95%	95%

• Leasing Activity

• Leased 1.8M square feet

• Land Activity

• Made significant progress on 5 entitlement efforts

• Began management of the Railway’s non-corridor land holdings

• Development/Acquisition Activity

• Acquired 2 office buildings and completed 7 office/industrial buildings

• Entered into Lakeland industrial market with the acquisition of over 800 acres.

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Codina Group

• Closed acquisition April 27, 2006

• Creates an outstanding development landbank in Florida amid a shrinking supply of available land

• Codina Group is a well-established and industry-leading operating company

• Interests in real estate ventures with key partners and proven track records

• County Commission voted to include Beacon Countyline in the Urban Development Boundary

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Acquired Codina Assets in South Florida

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Combined Flagler/Codina Development Potential Opportunities for Future Growth

Industrial, Office and Retail space

Market (sq ft. in thousands)	Flagler Existing and Under Development[1]	Flagler Planned Future Development[2]	Codina Group Existing & Future Development (100% owned)	Codina Group Existing & Future Development (Joint Venture)[3]	Total Combined
Jacksonville	2,947	4,219			7,166
Orlando/ Lakeland	975	8,802			9,777
Miami/Doral/ Sunrise	4,713	4,968	5,775	1,429	16,885

Total	8,635	17,989	5,775	1,429	33,828

1.	Includes buildings in lease-up and construction phases.

2.	Based on existing entitlements/zoning or currently in process of obtaining vested entitlements

3.	Square footage adjusted to reflect percentage of ownership interest in joint ventures

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SUMMARY

•      Strategic position in Florida provides strong competitive advantages for FECI

•      Diverse set of assets cannot be duplicated today

•      Well-run and established businesses

•      Strong operations and balance sheet provide ample resources to fund growth

•      Reinvesting capital into value-creating assets and growth opportunities

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Reconciliation of Non-GAAP to GAAP Measures

(in millions)	2002	2003	2004	2005	Q105	Q106	2006
Railway Segment’s operating profit	$42.1	$43.0	$47.3	$63.7	$15.0	$18.8	$72-75
Railway Segment’s – depreciation expense	17.8	19.6	20.2	21.8	5.4	5.5

Railway Segment’s operating profit before depreciation	$59.9	$62.6	$67.5	$85.5	$20.4	$24.3
Flagler’s rental properties’ operating profit	$18.2	$17.8	$21.6	$27.6	7.2	7.2	$27-30
Rental properties’ D&A expenses	20.6	22.3	$23.2	28.2	6.1	7.2	31

Rental properties’ operating profit before D&A expense	$38.8	$40.1	$44.8	$55.8	$13.3	$14.4	$58-$61

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Florida East Coast Industries

On Our Way

Shareholder Meeting – June 1, 2006